EXECUTION COPY

(Operation Number 38662)

SUBORDINATION AND SHARE RETENTION DEED

among

MANGISTAU OBLAST BOAT YARD L.L.P.

as Borrower

and

TOPAZ ENERGY AND MARINE LIMITED

NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY

CASPIAN SERVICES INC.

as Sponsors

and

KYRAN HOLDINGS LIMITED

NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY

BALYKSHI L.L.P.

as Participants

and

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

Dated 2 June 2009

TABLE OF CONTENTS

SUBORDINATION AND SHARE RETENTION DEED

This **DEED** is dated 2 June 2009 among:

(1) **MANGISTAU OBLAST BOAT YARD L.L.P.**, a limited liability partnership organised and existing under the laws of Kazakhstan (the "Borrower");

(2) **TOPAZ ENERGY AND MARINE LIMITED**, a corporation organised and existing under the laws of the United Arab Emirates ("Topaz");

(3) **NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY**, a joint stock company organised and existing under the laws of Kazakhstan ("Kazmortransflot");

(4) **CASPIAN SERVICES INC.**, a corporation organised and existing under the laws of Nevada (U.S.A) ("Caspian");

(5) **KYRAN HOLDINGS LTD**, a company organised and existing under the laws of St. Vincent and the Grenadines ("Kyran");

(6) **BALYKSHI L.L.P.**, a limited liability partnership organised and existing under the laws of Kazakhstan ("Balykshi"); and

(7) **EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT**, an international organisation formed by treaty ("EBRD").

Each of Topaz, Kazmortransflot and Caspian is a "Sponsor" and together "Sponsors". Each of Kyran, Kazmortransflot and Balykshi is a "Participant" and together "Participants". For the sake of clarity Kazmortransflot is both a Sponsor and a Participant.

PREAMBLE

WHEREAS, the Participants own 100% of the participatory interests in the capital stock of the Borrower;

WHEREAS, Caspian indirectly (through Caspian Real Estate Limited, its 100% subsidiary) owns 78% of the participatory interests in Balykshi; and Topaz owns 100% of the issued and outstanding shares in Kyran;

WHEREAS, pursuant to a loan agreement dated 22 August 2008 (the "Loan Agreement") between the Borrower and EBRD, EBRD has agreed to extend to the Borrower a loan (the "Loan") in the principal amount of USD 12,300,000, consisting of Tranche 1 in an amount not to exceed USD 10,300,000; and Tranche 2 in an amount not to exceed USD 2,000,000, subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, it is a condition precedent to the obligation of EBRD to make Disbursements to the Borrower under the Loan Agreement that the Sponsors and the Participants enter into this Deed; and

WHEREAS, in order to induce EBRD to make Disbursements to the Borrower under the Loan Agreement, each of the Sponsors and the Participants is willing to enter into this Deed.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Section 1.01. Definitions

Wherever used in this Deed (including the Preamble), unless stated otherwise or the context otherwise requires, the terms defined in the Preamble have the respective meanings given to them therein, the terms defined in the Loan Agreement have the respective meanings given to them therein and the following terms have the following meanings:

"IFRS" means International Financial Reporting Standards issued or adopted by the International Accounting Standards Board and consistently applied.

"Junior Indebtedness" means any and all of the Borrower's obligations, whether existing on the date hereof or arising after the date hereof, to make payments of whatever nature to any or all of the Subordinated Parties, including without limitation any and all of the Borrower's obligations to make payments to any or all of the Subordinated Parties:

(a) of management fees and other amounts under the Operating and Support Agreement;

(b) in respect of any amounts payable including but not limited to rent, taxes, fees, costs and other amounts under the Site Lease Agreement;

(c) in respect of any funds provided by any of the Subordinated Parties to the Borrower by way of subordinated loans or otherwise pursuant to Section 2.03 of the Guarantee;

(d) in respect of any other loan or advance of funds by a relevant Subordinated Party to the Borrower;

(e) in respect of dividends, return of capital, redemption or any other distribution to a relevant Subordinated Party; or

(f) in respect of any other liability of whatever nature that the Borrower has or may have to a relevant

Subordinated Party whether by way of indemnity or reimbursement, as a result of subrogation, pursuant to the terms of any agreement between the relevant Subordinated Party and the Borrower or otherwise.

"Reservations" means (i) the principle that equitable remedies may be granted or refused at the discretion of the court, (ii) the limitation on enforcement by laws relating bankruptcy, insolvency, liquidation, re-organisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, (iii) the time barring of claims under any legislation relating to limitation of actions, (iv) the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, and (v) obligations may not b enforceable if they are overridden by consideration of public policy.

"Senior Indebtedness" means any and all of the Borrower's obligations, whether existing on the date hereof or arising after the date hereof, to make payments of principal, interest, fees, charges, commissions, indemnities and other amounts to EBRD under any of the Financing Agreements.

"Subordinated Party" means each of the Sponsors and the Participants and "Subordinated Parties" shall mean all of them.

"US GAAP" means generally accepted accounting principles in the United States of America.

Section 1.02. Interpretation

(a) In this Deed, unless the context otherwise requires, words denoting the singular include the plural and vice versa.

(b) In this Deed, a reference to a specified Article or Section shall be construed as a reference to that specified Article or Section of this Deed.

(c) In this Deed, a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, from time to time.

(d) In this Deed, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Deed.

(e) In this Deed, a reference to a "person" includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two

or more of the foregoing and references to a "person" include its successors in title, permitted transferees and permitted assigns.

(f) In this Deed, references to liability are to include any liability whether actual, contingent, present or future.

ARTICLE II - SUBORDINATION

Section 2.01. Subordination in Right of Payment

(a) The payment of all or any part of the Junior Indebtedness shall be postponed and subordinated to the payment in full of the Senior Indebtedness and no payments or other distributions whatsoever shall be made in respect of any part of the Junior Indebtedness (including without limitation by way of set-off against amounts owed by the Subordinated Party to the Borrower), and no property or assets of the Borrower shall be applied to the purchase or other acquisition or retirement of any part of the Junior Indebtedness, until the Senior Indebtedness has been paid in full.

(b) Notwithstanding the provisions of Section 2.01(a), the Borrower may make the following payments on account of the Junior Indebtedness as long as no Default has occurred and is continuing and such payments are otherwise permitted under the terms of the Financing Agreements:

(1) Payments of management fee under the Operating and Support Agreement not to exceed 1% of net revenues of the Borrower in any Financial Year.

(2) Payments of rent under the Site Lease Agreement in an amount not to exceed USD 1,200,000 in any Financial Year.

(3) Before the start of operations of the Project, a one off lease payment of up to a maximum of USD 4,600,000 to Balykshi to cover construction works in relation to the Project.

(4) Any other payments which are expressly permitted to be paid to such Subordinated Party under the Financing Agreements.

Section 2.02. Subordination in Liquidation

In the event of any realisation or enforcement of the Security, any dissolution, winding up, liquidation, readjustment, reorganisation or other similar proceedings relating to the Borrower or its property (whether voluntary or involuntary, whether partial or complete, whether in bankruptcy, insolvency or receivership or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise) or any sale of all or substantially all of the assets of the Borrower, the Senior Indebtedness shall first be paid in full before the relevant Subordinated Party shall be entitled to receive or retain any payment or distribution in respect of the Junior Indebtedness. In order to implement the foregoing:

(1) all payments and distributions of any kind or character in respect of the Junior Indebtedness to which a relevant Subordinated Party would be entitled if the Junior Indebtedness were not subordinated, or subordinated and pledged or assigned, pursuant to this Deed shall be made directly to EBRD;

(2) each Subordinated Party shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Junior Indebtedness and shall cause such claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to EBRD; and

(3) each Subordinated Party hereby irrevocably agrees that EBRD may, in its sole discretion, in the name of such Subordinated Party or otherwise, demand, sue for, collect, receive and give receipt for any and all such payments or distributions and file, prove and vote or consent in any such proceedings with respect to any and all claims of such Subordinated Party relating to the Junior Indebtedness. EBRD will notify the relevant Subordinated Party of any action that it has taken under this Section 2.02 (3).

Section 2.03. Trust

In the event that a Subordinated Party receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever in respect of any part of the Junior Indebtedness, other than as expressly permitted by the terms of this Deed, such payment or other distribution shall be received in trust for EBRD and such Subordinated Party shall promptly turn over such payment or other distribution to EBRD.

Section 2.04. Application of Payments

All payments and distributions received by EBRD in respect of the Junior Indebtedness, to the extent received in or converted into cash, may be applied by EBRD first to the payment of any and all expenses (including legal fees and expenses) paid or incurred by EBRD in enforcing this Deed or in endeavouring to collect or realise upon any part of the Junior Indebtedness or any security therefor, and any balance thereof shall, solely as between each Subordinated Party and EBRD, be applied by EBRD, in such order of application as EBRD may from time to time select, towards the payment of the Senior Indebtedness remaining unpaid; provided, however, that, as between the Borrower and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Indebtedness and, notwithstanding any such payments or distributions received by EBRD in respect of the Junior Indebtedness and so applied by EBRD toward the payment of the Senior Indebtedness, each Subordinated Party shall be subrogated to the then existing rights of EBRD, if any, in respect of the Senior Indebtedness only at such time as this Deed shall have been terminated as provided for in Section 5.01.

Section 2.05. Affirmative Covenants of the Subordinated Parties

Each Subordinated Party shall, from time to time:

(1) promptly notify EBRD of the issuance of any promissory note or other instrument to evidence the Junior Indebtedness or any part thereof;

(2) upon request by EBRD, cause any part of the Junior Indebtedness which is not evidenced by a promissory note or other instrument of the Borrower to be so evidenced;

(3) cause to be clearly inserted in any promissory note or other instrument which at any time evidences any part of the Junior Indebtedness a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Deed;

(4) mark its books and records, and cause the Borrower to mark its books and records, so as to clearly indicate that the Junior Indebtedness is subordinated in accordance with the terms of this Deed;

(5) upon request by EBRD, and as security for all Senior Indebtedness, endorse without recourse, deliver and pledge to EBRD any or all promissory notes or other instruments evidencing the Junior Indebtedness and otherwise assign to EBRD the Junior Indebtedness and any or all security therefor and guarantees thereof, all in a manner satisfactory to EBRD; and

(6) execute such further documents or instruments and take such further action as EBRD may reasonably from time to time request to carry out the intent of this Deed.

Section 2.06. Negative Covenants of the Subordinated Parties

Each Subordinated Party shall not without the prior written consent of EBRD:

(1) require or accept any prepayment or accelerated payment or repayment in respect of any part of the Junior Indebtedness, except as may be required under Section 2.02;

(2) cancel, waive, forgive, transfer or assign, or attempt to enforce or collect, or subordinate to any indebtedness other than the Senior Indebtedness, any part of the Junior Indebtedness or any rights in respect thereof;

(3) agree to or permit any amendment to, or termination of, the Operating and Support Agreement;

(4) agree to or permit any amendment to, or termination of, the Site Lease Agreement;

(5) take any collateral security for any part of the Junior Indebtedness;

(6) convert any part of the Junior Indebtedness into stock of the Borrower; or

(7) commence, or join with any other creditor in commencing, any bankruptcy, reorganisation or insolvency proceedings with respect to the Borrower.

Section 2.07. Waivers by the Subordinated Parties

Each Subordinated Party hereby waives notice of the non-payment of all or any part of the Senior Indebtedness and all diligence in collection or protection of or realisation upon the Senior Indebtedness or any thereof or any security therefor.

Section 2.08. Actions by EBRD

EBRD may, from time to time, in its sole discretion take any or all of the following actions below. Once any of the actions below have been taken by EBRD, EBRD shall give notice to the relevant Subordinated Party of the action so taken.

(1) retain or obtain a security interest in any property of the Borrower to secure any part of the Senior Indebtedness;

(2) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any part of the Senior Indebtedness or release or compromise any obligation of any nature of any obligor with respect to any part of the Senior Indebtedness; and

(3) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any part of the Senior Indebtedness or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange, any obligations of any nature of any obligor with respect to any such property.

Section 2.09. Borrower's Obligations

The Borrower agrees to be bound by the terms and provisions of this Deed, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations by the Subordinated Parties

Each Subordinated Party represents and warrants to EBRD that:

(a) it is a corporation, joint stock company or limited liability partnership, duly organised and validly existing under the laws of its respective jurisdiction of incorporation.

(b) it has the power to enter into and perform this Deed. This Deed has been duly authorised and executed by it and constitutes a valid and legally binding obligation of such Subordinated Party, which is subject to the Reservations, enforceable in accordance with its terms.

(c) the making of this Deed and the compliance with the terms hereof:

(1) will not result in violation of its Charter or any provision contained in any law applicable to it;

(2) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which it is a party or by which it or any of its assets is bound; and

(3) will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument.

(d) no governmental licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by it of this Deed, or the validity or enforceability hereof.

(e) the consolidated balance sheet of it and its Subsidiaries if any as at 31 December 2007 except for Caspian whose consolidated balance sheet will be as at 30 September 2007, and the related consolidated income statement and statement of changes in financial position of it and its Subsidiaries if any for the financial year ending on the above dates, and the notes thereon, certified by its auditors, present a true and fair view of the consolidated financial condition of it and its Subsidiaries if any as of the date of such balance sheet and for the period covered by such income statement and statement of changes in financial position and were prepared in accordance with IFRS in the case of Topaz, Kazmortransflot and Kyran and US GAAP in the case of Caspian and Balykshi in each case consistently applied. It had, as of the date of such balance sheet, no material contingent obligations, liabilities for taxes or unusual forward or long term commitments not disclosed by, or reserved against in, such balance sheet or the notes thereto. Since the date of such balance sheet, it has not suffered any material adverse change in its business, operations or financial condition, incurred any substantial or unusual loss or liability or undertaken or agreed to undertake any substantial or unusual obligation except under this Deed.

(f) the representations and warranties made by the Borrower in the Loan Agreement are true and correct. The information submitted to EBRD by or on behalf of the Subordinated Party or the Borrower in connection with the Loan is true and correct, accurately and completely describes the business and financial prospects of the Borrower, contains no untrue or misleading statement and does not omit any material fact necessary to make the statements therein not untrue or misleading.

(g) no Default has occurred and is continuing or will occur upon the execution and delivery of this Deed. No event has occurred and is continuing that constitutes a default or, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under this Deed or under any agreement or instrument evidencing any indebtedness of a Subordinated Party which gives the holder thereof the right to accelerate payment of such indebtedness prior to its scheduled maturity, and no such event will occur upon the execution and delivery or performance of this Deed.

(h) it is not engaged in, or, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which might have a material adverse effect on the ability of it to perform any of its obligations under this Deed or affect the validity or enforceability hereof.

Section 3.02. Representations by the Borrower

The Borrower represents and warrants to EBRD that:

(a) the Borrower has the power to enter into and perform this Deed. This Deed has been duly authorised and executed by the Borrower and constitutes a valid and legally binding obligation of the Borrower, which is subject to the Reservations enforceable in accordance with its terms.

(b) the making of this Deed and the compliance with the terms hereof:

(1) will not result in violation of the Borrower's Charter or any provision contained in any law applicable to the Borrower;

(2) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets is bound; and

(3) will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument.

(c) no governmental licenses, approvals, consents, filings or registrations are required for the due execution, delivery or performance by the Borrower of this Deed, or the validity or enforceability hereof.

ARTICLE IV - COVENANTS OF THE SUBORDINATED PARTIES

Section 4.01. Share Retention

(a) Unless EBRD otherwise agrees in writing, Topaz shall at all times retain the legal and beneficial ownership of not less than 100% of the issued and outstanding shares in the capital stock of Kyran.

(b) Unless EBRD otherwise agrees in writing, Caspian shall at all times retain the legal and beneficial ownership of not less than 100% of the participatory interests in Balykshi, excluding any participatory interests owned by EBRD at any time.

(c) Unless EBRD otherwise agrees in writing each of the Participants shall at all times retain the legal and beneficial ownership of all of their current participatory interests (as set out in the table below) of the Borrower.

Participant	Participatory interest in the Borrower in percentage
Kyran	50%
Kazmortransflot	30%
Balykshi	20%

Section 4.02. Furnishing of Information

Unless EBRD otherwise agrees in writing, each Subordinated Party agrees that:

(a) it shall promptly notify EBRD of any event that constitutes or, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default hereunder and any event or condition (including, without limitation, any pending or threatened litigation, arbitration or administrative proceeding) that might have a material adverse effect on the ability of it to perform any of its obligations under this Deed.

(b) as soon as available but, in any event, within 60 days after the end of each quarter of each financial year each Subordinated Party shall furnish to EBRD two copies of its unaudited Financial Statements (including a balance sheet, income statement and statement of changes in financial position, and notes thereon) for such quarter, prepared in accordance with IFRS in the case of Kazmortransflot, Topaz and Kyran and US GAAP or IFRS in the case of Caspian and Balykshi, in each case consistently applied and, if requested by EBRD, certified by an officer of the Subordinated Party.

(c) as soon as available but, in any event, within 120 days after the end of each financial year each Subordinated Party shall furnish to EBRD two copies of its Financial Statements (including a balance sheet, income statement and statement of

changes in financial position, and notes thereon) for such financial year, prepared in accordance with IFRS in the case of Topaz, Kazmortransflot and Kyran and US GAAP or IFRS in the case of Caspian and Balykshi, in each case consistently applied and certified by a firm of independent accountants acceptable to EBRD.

(d) it shall furnish promptly to EBRD such other information as EBRD may from time to time reasonably request. It shall permit representatives of EBRD (including, without limitation, any consultants engaged by EBRD) to visit any of the premises where their business is conducted and to have access to its books of account and records.

ARTICLE V - MISCELLANEOUS

Section 5.01. Term of Agreement

This Deed shall continue in force until the date that the obligation of EBRD to make Disbursements under the Loan Agreement has terminated in accordance with the terms thereof or, if later, until all moneys payable under the Financing Agreements have been fully paid in accordance with the provisions thereof.

Section 5.02. Entire Agreement; Amendment and Waiver

This Deed and the documents referred to herein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Deed (including, without limitation, this Section 5.02) shall be in writing, signed by EBRD and, in the case of an amendment, by each Subordinated Party and the Borrower.

Section 5.03. Notices

Any notice or other communication to be given or made under this Deed shall be in writing. Such notice or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Borrower:

MANGISTAU OBLAST BOAT YARD L.L.P.
Office 324 A, "Aktau Star" business center,
mcr-d. 14, Aktau,
Republic of Kazakhstan

Attention: Paul Steeghs

Fax: + 7 729 242 7573

For Topaz:

TOPAZ ENERGY AND MARINE LIMITED
PO Box 12068
Dubai
United Arab Emirates

Attention: Mr Aldrin D'Souza

Fax: +9 714 339 1352

For Kazmortransflot:

NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY
28 A Kabanbay batyr str.
010000, Astana
Republic of Kazakhstan

Attention: Mr Sugurbekov Sherkhan

Fax: +7 (7172) 79 35 52

For Caspian:

CASPIAN SERVICES INC.
257 East 200 South
Suite 340, Salt Lake City, Ut 84111
USA

Attention: Mr Kerry Doyle

Fax: +1 801 746 3701

For Kyran:

KYRAN HOLDINGS LTD
PO Box 12068
Dubai
United Arab Emirates

Attention: Mr Aldrin D'Souza

Fax: +9 714 339 1352

For Balykshi:

BALYKSHI L.L.P.
3rd Floor
174B Furmanov Street
Almaty
Republic of Kazakhstan

Attention: Mr Paul Roberts

Fax: +7 (727) 272 8450

For EBRD:

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT
One Exchange Square
London EC2A 2JN
United Kingdom

Attention: Operation Administration Unit

Fax: +44-20-7338-6100

Section 5.04. English Language

All documents to be furnished or communications to be given or made by each Subordinated Party or the Borrower under this Deed shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by such Subordinated Party or the Borrower, as the case may be, which translation shall be the governing version among each Subordinated Party, the Borrower and EBRD.

Section 5.05. Rights, Remedies and Waivers

(a) The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of each Subordinated Party or the Borrower shall not be

prejudiced by any investigation by or on behalf of EBRD into the affairs of a Subordinated Party or the Borrower, by the execution or the performance of this Deed or any of the Financing Agreements or by any other act or thing which may be done by or on behalf of EBRD in connection with this Deed and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Deed or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Deed and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

(d) EBRD may proceed to protect and enforce its rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. Each Subordinated Party hereby agrees to pay to EBRD on demand such amount in the Loan Currency as shall be sufficient to reimburse EBRD for its costs and expenses of any such action or remedies, including without limitation, reasonable fees and expenses of legal counsel.

Section 5.06. Governing Law

This Deed shall be governed by and construed in accordance with the laws of England.

Section 5.07. Arbitration and Jurisdiction

(a) Any dispute, controversy or claim arising out of or relating to this Deed, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each of the Subordinated Parties and the Borrower agrees that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute

arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings.

(b) Notwithstanding Section 5.07 (a), this Deed, and any rights of EBRD arising out of or relating to this Deed, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan, United Arab Emirates and Nevada USA or in any other courts having jurisdiction. For the benefit of EBRD, each of the Subordinated Parties and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Deed, or the breach, termination or invalidity hereof. Each of the Subordinated Parties and the Borrower hereby irrevocably designates, appoints and empowers in respect of the Borrower, Balykshi, Topaz, Kyran and Caspian; Law Debenture Corporate Services Limited at its registered office (being, on the date hereof, at 5th Floor, 100 Wood Street, London EC2V 7EX, England), and in respect of Kazmortransflot, Kazmortransflot UK Ltd. at its office (being, on the date hereof, Suite 207, Wellington Business Suites, 28-32 Wellington Road, London, NW8 9SP), to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of this Deed. Each of the Subordinated Parties and the Borrower hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the Subordinated Parties and the Borrower covenants and agrees that, so long as it has any obligations under this Deed, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of this Deed and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against each of the Subordinated Parties or the Borrower in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each of the Subordinated Parties and the Borrower irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 5.08. Privileges and Immunities of EBRD

Nothing in this Deed shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 5.07(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal proceedings under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of

the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 5.07(a).

Section 5.09. Liability of the Subordinated Parties

(a) Unless expressly provided otherwise in this Deed, each Subordinated Party will only be liable for its respective obligations and liabilities.

(b) If any one of the Subordinated Parties is not bound by this Deed (whether by reason of that Subordinated Party not executing this Deed as intended, or improper execution by or lack of capacity of that Subordinated Party, or for any other reason whatever), the remaining Subordinated Parties shall continue to be bound by this Deed as if it had always been the only party to it.

Section 5.10. Waiver of Sovereign Immunity

Each of the Subordinated Parties and the Borrower represents and warrants that this Deed is a commercial rather than a public or governmental act and that neither the Subordinated Parties nor the Borrower is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Deed. To the extent that each of the Subordinated Parties or the Borrower or any of its assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgement, other attachment or execution of judgement on the grounds of sovereignty or otherwise, each of the Subordinated Parties and the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Deed.

Section 5.11. Successors and Assigns; Third Party Rights

(a) This Deed shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that none of the Subordinated Parties or the Borrower may assign or otherwise transfer all or any part of its rights or obligations under this Deed without the prior written consent of EBRD.

(b) EBRD may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Deed and the other financing Agreements (including, without limitation, by granting of Participations) without the consent of the Subordinated Parties or the Borrower. Once EBRD has sold, transferred, assigned, novated or otherwise disposed of all or part its rights or obligations under this Deed then it shall give notice to the Subordinated Parties or the Borrower. Without limiting the foregoing, EBRD may, from time to time, without notice to the Subordinated Parties, assign or transfer any part or all of the Senior Indebtedness or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of this Deed and every immediate and successive assignee or transferee of

any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to the benefits of this Deed to the same extent as if such assignee or transferee were EBRD; provided, however, that, unless EBRD otherwise consents in writing, EBRD shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Deed, for the benefit of EBRD, as to that part of the Senior Indebtedness which EBRD has not assigned or transferred.

(c) Except as provided in Section 5.11 (a) or 5.11 (b), none of the terms of this Deed are intended to be enforceable by any third party.

Section 5.12. Disclosure

EBRD may disclose such documents, information and records regarding any of the Subordinated Parties and this transaction (including, without limitation, copies of this Deed and any Financing Agreements) as EBRD deems appropriate in connection with any dispute involving any of the Subordinated Parties, the Borrower or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by Section 5.11.

Section 5.13. Severability

If at any time one or more provisions in this Deed is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Deed shall not be in any way affected or impaired thereby.

Section 5.14. Counterparts

This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Deed to be signed as a deed in their respective names as of the date first above written.

MANGISTAU OBLAST BOAT YARD L.L.P

By: ________________________
Name: Paul Steeghs
Title: General Manager

TOPAZ ENERGY AND MARINE LIMITED

By: ________________________
Name: Fazal A. Fazzari
Title: CEO

NMSC KAZMORTRANSFLOT JOINT STOCK COMPANY

By: ________________________
Name: Sagimbekov Sherkhan
Title: Deputy General Director

CASPIAN SERVICES INC.

By: ________________________
Name: K. DOYLE
Title: CEO

KYRAN HOLDINGS LTD

By: ________________________
Name: Fazal A. Fazzari
Title: DIRECTOR

BALYKSHI L.L.P.

By: ________________________ — Кушнер В.И.
Name: Зам. директора ТОО «Балыкшы»
Title:

EUROPEAN BANK
FOR RECONSTRUCTION AND DEVELOPMENT

By: ______________________

Name: MATTEO COLANGELI
Title: PRINCIPAL BANKER